UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2011

Irvine Sensors Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-08402	33-0280334
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-8211

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) On June 14, 2011, Scott Reed tendered to the Board of Directors (the “Board”) of Irvine Sensors Corporation (the “Company”) his resignation as a director and a member of any committees of the Board, effective immediately.

(c) Not applicable.

(d) On June 14, 2011, the Board appointed Robert L. Wilson to serve as a director of the Company until the Company’s next annual meeting and until his successor is duly elected and qualified or until his earlier death, resignation or removal, to fill the vacancy created by Mr. Reed’s resignation. The Board also appointed Mr. Wilson to the Compensation Committee to fill the vacancy created by Mr. Reed’s resignation. Mr. Wilson is a limited partner of The Griffin Fund, L.P. (“Griffin”), an institutional investor in the Company, and was appointed to the Board as Griffin’s designee. Because Mr. Wilson is a designee of Griffin, pursuant to a Voting Agreement dated December 23, 2010, Griffin and Costa Brava Partnership III L.P. have agreed to vote their shares of common stock of the Company to elect Mr. Wilson at each Annual Stockholders’ Meeting. The various transactions that have occurred between the Company and Griffin have been previously reported in Current Reports on Form 8-K filed with the Securities and Exchange Commission on December 29, 2010 and April 6, 2011. From December 2010 to June 2011, Mr. Wilson was Vice President and General Manager of Converged Experiences for Motorola Mobility, Inc., a mobile devices and services unit of Motorola, Inc. that split into a separate publicly traded company in January 2011. From July 2007 to December 2010, Mr. Wilson was Vice President and General Manager of Video Infrastructure Solutions, Broadband Home Solutions for Motorola, Inc., a supplier of complete video infrastructure solutions to cable, satellite, telecommunications and programmer service providers. From April 2004 until its acquisition by Motorola in June 2007, he served as Chairman and CEO of Modulus Video Inc., a provider of video encoding systems. From May 1997 to March 2004, Mr. Wilson was President of Broadcast Video Solutions for Pinnacle Systems Inc., a global video solutions company. Mr. Wilson holds a Bachelor of Science degree in Economics from the Wharton School, University of Pennsylvania.

On June 15, 2011, the Compensation Committee granted to Mr. Wilson an option to purchase 62,500 shares under the Company’s 2011 Omnibus Incentive Plan (the “2011 Plan”) at an exercise price equal to $0.11 per share, the closing sales price of the Company’s common stock on the date of grant as reported by the OTC Bulletin Board. The option is exercisable for 10 years and vests as follows:  31,250 shares are immediately vested on the grant date and the balance vest on December 10, 2011. A description of the 2011 Plan may be found in the Company’s Definitive Proxy for its 2011 Annual Meeting of Stockholders, as filed with the SEC on January 28, 2011. Mr. Wilson will also be eligible for a quarterly retainer of $3,250, $1,500 for each board meeting attended and $500 for each Compensation Committee attended.

(e) Not applicable.

(f) Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRVINE SENSORS CORPORATION
(Registrant)

Dated: June 17, 2011	/s/ JOHN J. STUART, JR.

John J. Stuart, Jr. Senior Vice President and Chief Financial Officer